Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Brad Shepherd, Director, Investor Relations
(617) 796-8245

Five Star Senior Living Inc. Announces Fourth Quarter and Year End 2018 Results

Newton, MA (March 6, 2019).  Five Star Senior Living Inc. (Nasdaq: FVE) today announced its financial results for the quarter and year ended December 31, 2018.

Financial Results for the quarter ended December 31, 2018:

▪Senior living revenue for the fourth quarter of 2018 decreased 1.1% to $276.3 million from $279.2 million for the same period in 2017, primarily due to the sale of six senior living communities between December 2017 and June 2018 to Senior Housing Properties Trust (Nasdaq: SNH), which Five Star is currently managing for SNH, and the sale of one skilled nursing facility, or SNF, in June 2018 to a third party, which Five Star had previously leased from SNH. This decrease was partially offset by increases in occupancy, average monthly rates to residents who pay privately for services and revenues from ancillary services, such as rehabilitation and wellness services, as well as an estimated $0.9 million revenue reserve recorded in the fourth quarter of 2017 in connection with the previously disclosed 2017 Medicare compliance assessment, or the Compliance Assessment, at one of Five Star’s former SNFs. Management fee revenue for the fourth quarter of 2018 increased 5.3% to $3.7 million, primarily due to an increase in the number of managed communities compared to the same period in 2017.

▪Net loss for the fourth quarter of 2018 was $23.7 million, or $0.47 per diluted share, compared to net loss of $1.0 million, or $0.02 per diluted share, for the same period in 2017. Net loss for the fourth quarter of 2018 included $0.8 million, or $0.02 per diluted share, of net severance costs incurred in December 2018 related to two former executive officers. Net loss for the fourth quarter of 2017 included a gain on sale of senior living communities of $7.3 million, or $0.15 per diluted share, in connection with the sale of two senior living communities in December 2017 to SNH, which Five Star is currently managing for SNH, a benefit from income taxes of $3.2 million, or $0.07 per diluted share, resulting primarily from Five Star’s monetization of alternative minimum tax credits, $1.5 million, or $0.03 per diluted share, for estimated revenue reserves, penalties and fees related to the Compliance Assessment, and $1.6 million, or $0.03 per diluted share, related to long lived asset impairment Five Star recorded to reduce the carrying value of one senior living community classified as held for sale at December 31, 2017 to its estimated fair value less costs to sell, which community was subsequently sold in June 2018 to SNH. Five Star is currently managing this community for SNH.

▪Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the fourth quarter of 2018 was $(13.7) million compared to $5.8 million for the same period in 2017. EBITDA excluding certain items, or Adjusted EBITDA, was $(12.9) million and $2.1 million for the fourth quarters of 2018 and 2017, respectively. A reconciliation of net loss determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and Adjusted EBITDA for the quarters ended December 31, 2018 and 2017 appears later in this press release.

Operating Results for the quarter ended December 31, 2018:

▪Occupancy at owned and leased senior living communities for the fourth quarter of 2018 increased 30 basis points to 82.9% from 82.6% for the same period in 2017.

▪Average monthly rates at owned and leased senior living communities for the fourth quarter of 2018 increased 1.2% to $4,710 from $4,653 for the same period in 2017.

▪The percentage of revenue derived from residents’ private resources at owned and leased senior living communities was 77.7% for the fourth quarter of each of 2018 and 2017.

Financial Results for the year ended December 31, 2018:

▪Senior living revenue for the year ended December 31, 2018 decreased 2.5% to $1.09 billion from $1.12 billion for the same period in 2017, primarily due to the sale of six senior living communities between December 2017 and June 2018 to SNH, which Five Star is currently managing for SNH, the sale of one SNF in June 2018 to a third party, which Five Star had previously leased from SNH, and a decrease in occupancy, partially offset by increases in average monthly rates to residents who pay privately for services and revenues from ancillary services, such as rehabilitation and wellness services, as well as an estimated $0.9 million revenue reserve recorded in the fourth quarter of 2017 in connection with the Compliance Assessment. Management fee revenue for the year ended December 31, 2018 increased 7.6% to $15.1 million, primarily due to an increase in the number of managed communities compared to the same period in 2017.

▪Net loss for the year ended December 31, 2018 was $74.1 million, or $1.49 per diluted share, compared to net loss of $20.9 million, or $0.42 per diluted share, for the same period in 2017. Net loss for the year ended December 31, 2018 included a gain on sale of senior living communities of $7.1 million, or $0.14 per diluted share, primarily due to the sale of four senior living communities in 2018 to SNH, which Five Star is currently managing for SNH. Net loss for the year ended December 31, 2018 also included $0.8 million, or $0.02 per diluted share, of net severance costs incurred in December 2018 related to two former executive officers. Net loss for December 31, 2017 included a gain on sale of senior living communities of $7.3 million, or $0.06 per diluted share, in connection with the sale of two senior living communities in December 2017 to SNH, which Five Star is currently managing for SNH, a benefit for income taxes of $4.5 million, or $0.09 per diluted share, resulting primarily from Five Star's monetization of alternative minimum tax credits, $1.5 million, or $0.03 per diluted share, for estimated revenue reserves, penalties and fees related to the Compliance Assessment and $2.1 million, or $0.04 per diluted share, primarily related to long lived asset impairment Five Star recorded to reduce the carrying value of one senior living community classified as held for sale at December 31, 2017 to its estimated fair value less costs to sell, which community was subsequently sold in June 2018 to SNH. Five Star is currently managing this community for SNH.

▪EBITDA for the year ended December 31, 2018 was $(35.7) million compared to $16.3 million for the same period in 2017. Adjusted EBITDA for the year ended December 31, 2018 was $(41.1) million compared to $12.1 million for the same period in 2017. A reconciliation of net loss determined in accordance with GAAP to EBITDA and Adjusted EBITDA for the years ended December 31, 2018 and 2017 appears later in this press release.

Other:

▪In November 2018, Five Star began managing for SNH a senior living community located in Colorado with 239 living units pursuant to a management agreement with SNH.

Going Concern:

▪Five Star faces challenges that are currently negatively impacting its revenues, expenses, cash flows and results from operations, and Five Star expects these challenges to continue at least through 2019. These conditions raise substantial doubt about Five Star’s ability to continue as a going concern. Based on Five Star’s cash balance at December 31, 2018 and projected cash needs for the next 12 months, Five Star’s management believes that Five Star will need to increase its revenues, reduce its costs, renew or replace its existing credit facility, reduce its operating leverage and/or pursue other transactions to be able to continue to fund its operating and capital requirements and meet its debt covenant obligations.

▪Five Star currently operates 260 senior living communities under lease and management arrangements with SNH, which represents approximately 91.5% of the total communities Five Star operates. In order to address Five Star's operating and liquidity issues, Five Star's Independent Directors and SNH's independent trustees are currently evaluating Five Star's arrangements with SNH. As a result, there may be changes to Five Star's arrangements with SNH which could positively impact Five Star's ability to continue as a going concern in the future. Nevertheless, Five Star cannot be sure that it will reach any agreement with SNH to change any of Five Star's arrangements with them or that any change in Five Star's arrangements with SNH will positively impact Five Star's ability to continue as a going concern in the future.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, Katherine Potter, and Executive Vice President, Chief Financial Officer and Treasurer, Richard Doyle, will host a conference call to discuss Five Star's fourth quarter and full year 2018 financial results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Wednesday, March 13, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10127650.

A live audio webcast of the conference call will also be available in a listen-only mode on Five Star’s website, which is located at www.fivestarseniorliving.com. Participants wanting to access the webcast should visit Five Star's website about five minutes before the call. The archived webcast will be available for replay on Five Star's website following the call for about a week. The transcription, recording and retransmission in any way of Five Star’s fourth quarter 2018 conference call are strictly prohibited without the prior written consent of Five Star. Five Star’s website is not incorporated as part of this press release.

About Five Star Senior Living Inc.:

Five Star Senior Living Inc. is a senior living and healthcare services company. As of December 31, 2018, Five Star operated 284 senior living communities with 32,106 living units located in 32 states, including 208 communities (22,250 living units) that it owned or leased and 76 communities (9,766 living units) that it managed. These communities include independent living, assisted living, continuing care retirement communities and skilled nursing communities. Five Star is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER FIVE STAR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, FIVE STAR IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON FIVE STAR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING:

▪STATEMENTS ABOUT THE CURRENT EVALUATION BY FIVE STAR’S INDEPENDENT DIRECTORS AND SNH'S INDEPENDENT TRUSTEES REGARDING FIVE STAR'S LEASE AND MANAGEMENT ARRANGEMENTS WITH SNH MAY IMPLY THAT THERE WILL BE AGREED CHANGES TO FIVE STAR'S ARRANGEMENTS WITH SNH IN THE FUTURE, THAT FIVE STAR’S OPERATING RESULTS AND FINANCIAL CONDITION WILL IMPROVE AS A RESULT AND THAT FIVE STAR WILL BE ABLE TO CONTINUE AS A GOING CONCERN. FIVE STAR CANNOT BE SURE THAT IT WILL REACH ANY AGREEMENT WITH SNH TO CHANGE ANY OF FIVE STAR'S ARRANGEMENTS WITH SNH OR THAT ANY CHANGE IN FIVE STAR'S ARRANGEMENTS WITH SNH WILL POSITIVELY IMPACT FIVE STAR'S ABILITY TO CONTINUE AS A GOING CONCERN IN THE FUTURE.

▪ANY ACTIONS FIVE STAR MAY TAKE TO ADDRESS THE CURRENT SUBSTANTIAL DOUBT AS TO ITS ABILITY TO CONTINUE AS A GOING CONCERN MAY NOT BE SUCCESSFUL. FURTHER, ANY SUCH ACTIONS THAT MAY ADDRESS THAT CONCERN MAY ONLY PROVIDE RELIEF IN THE SHORT TERM AND COULD INCREASE FIVE STAR’S FUTURE COSTS AND THEREBY PREVENT OR LIMIT ITS ABILITY TO OPERATE PROFITABLY IN THE INTERMEDIATE OR LONGER TERM.

THE INFORMATION CONTAINED IN FIVE STAR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN FIVE STAR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE FIVE STAR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS. FIVE STAR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, FIVE STAR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Supplemental Information
FIVE STAR SENIOR LIVING INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues:
Senior living revenue	$276,296	$279,238	$1,094,404	$1,122,176
Management fee revenue	3,737	3,549	15,145	14,080
Reimbursed costs incurred on behalf of managed communities	72,836	65,504	280,845	259,850
Total revenues	352,869	348,291	1,390,394	1,396,106
Operating expenses:
Senior living wages and benefits	144,346	137,900	563,263	551,096
Other senior living operating expenses	74,937	74,365	301,239	293,425
Costs incurred on behalf of managed communities	72,836	65,504	280,845	259,850
Rent expense	52,510	52,007	209,150	206,531
General and administrative expenses	20,784	18,479	78,189	75,212
Depreciation and amortization expense	8,965	9,152	35,939	38,192
Gain on sale of senior living communities	—	(7,258)	(7131)	(7,258)
Long lived asset impairment	96	1,584	461	2,112
Total operating expenses	374,474	351,733	1,461,955	1,419,160

Operating loss	(21,605)	(3,442)	(71,561)	(23,054)

Interest, dividend and other income	241	206	818	765
Interest and other expense	(1,245)	(1,108)	(3,018)	(4,308)
Gain on early extinguishment of debt	—	—	—	143
Unrealized loss on equity investments	(817)	—	(690)	—
Realized gain on sale of debt and equity investments, net of tax	107	57	99	408

Loss before income taxes and equity in earnings of an investee	(23,319)	(4,287)	(74,352)	(26,046)
Benefit (provision) for income taxes	27	3,206	(247)	4,536
Equity in earnings of an investee, net of tax	(366)	75	516	608
Net loss	$(23,658)	$(1,006)	$(74,083)	$(20,902)

Weighted average shares outstanding—basic and diluted	49,818	49,215	49,687	49,204

Net loss per share—basic and diluted	$(0.47)	$(0.02)	$(1.49)	$(0.42)

Supplemental Information
FIVE STAR SENIOR LIVING INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$29,512	$26,255
Accounts receivable, net of allowance	37,758	38,673
Due from related persons	7,855	4,774
Investments	20,179	22,524
Restricted cash	19,720	20,747
Prepaid expenses and other current assets	23,029	25,132
Assets held for sale	—	59,080
Total current assets	138,053	197,185

Property and equipment, net	243,873	251,504
Equity investment of an investee	8,633	8,185
Restricted cash	923	1,476
Restricted investments	8,073	10,758
Other long term assets	6,069	6,800
Total assets	$405,624	$475,908

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facility	$51,484	$—
Accounts payable and accrued expenses	69,667	74,734
Accrued compensation and benefits	35,421	37,893
Due to related persons	18,883	18,683
Mortgage notes payable	339	316
Accrued real estate taxes	12,959	11,801
Security deposits and current portion of continuing care contracts	3,468	4,073
Other current liabilities	37,472	36,361
Liabilities held for sale	—	34,781
Total current liabilities	229,693	218,642

Long term liabilities:
Mortgage notes payable	7,533	7,872
Accrued self insurance obligations	33,030	33,082
Deferred gain on sale and leaseback transaction	59,478	66,087
Other long term liabilities	4,721	5,231
Total long term liabilities	104,762	112,272

Shareholders’ equity:
Common stock, par value $.01: 75,000,000 shares authorized, 50,852,052 and 50,524,424 shares issued and outstanding at December 31, 2018 and 2017, respectively	508	505
Additional paid in capital	361,555	360,942
Accumulated deficit	(292,636)	(220,489)
Accumulated other comprehensive income	1,742	4,036
Total shareholders’ equity	71,169	144,994
Total liabilities and shareholders’ equity	$405,624	$475,908

Supplemental Information
FIVE STAR SENIOR LIVING INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(74,083)	$(20,902)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization expense	35,939	38,192
Gain on sale of senior living communities	(7,131)	(7,258)
Gain on early extinguishment of debt	—	(166)
Unrealized loss on equity investments	690	—
Realized gain on sale of debt and equity investments	(99)	(408)
Loss on disposal of property and equipment	16	277
Long lived asset impairment	461	2,112
Equity in earnings of an investee, net of tax	(516)	(608)
Stock based compensation	616	1,094
Provision for losses on receivables	4,904	4,697
Amortization of deferred gain on sale and leaseback transaction	(6,609)	(6,608)
Other noncash expense adjustments, net	1,192	703
Changes in assets and liabilities:
Accounts receivable	(3,989)	(5,046)
Prepaid expenses and other assets	1,535	(10,650)
Accounts payable and accrued expenses	(4,211)	6,306
Accrued compensation and benefits	(2,472)	1,954
Due (from) to related persons, net	(1,683)	11,439
Other current and long term liabilities	1,217	1,120
Cash (used in) provided by operating activities	(54,223)	16,248

Cash flows from investing activities:
Acquisition of property and equipment	(48,980)	(71,095)
Purchases of investments	(5,297)	(14,409)
Proceeds from sale of property and equipment	17,956	39,800
Proceeds from sale of land	—	750
Proceeds from sale of communities	31,819	39,076
Proceeds from sale of investments	9,438	22,382
Cash provided by investing activities	4,936	16,504

Cash flows from financing activities:
Proceeds from borrowings on revolving credit facility	76,484	65,000
Repayments of borrowings on revolving credit facility	(25,000)	(65,000)
Repayments of mortgage notes payable	(509)	(16,766)
Prepayment fees on early extinguishment of debt	—	(132)
Payment of deferred financing fees	—	(1,889)
Payment of employee tax obligations on withheld shares	(11)	(66)
Cash provided by (used in) financing activities	50,964	(18,853)

Cash flows from discontinued operations:
Net cash provided by operating activities	—	1,003
Net cash flows provided by discontinued operations	—	1,003

Change in cash and cash equivalents and restricted cash	1,677	14,902
Cash and cash equivalents and restricted cash at beginning of period	48,478	33,576
Cash and cash equivalents and restricted cash at end of period	$50,155	$48,478

Reconciliation of cash and cash equivalents and restricted cash
Cash and cash equivalents	$29,512	$26,255
Restricted cash	20,643	22,223
Cash and cash equivalents and restricted cash at end of period	$50,155	$48,478

Supplemental cash flow information:
Cash paid for interest	$1,577	$3,932
Cash paid (received) for income taxes, net	$311	$(1,399)

Non-cash activities:
Real estate sales	$33,364	$—
Mortgage notes assumed by purchaser in real estate sales	$33,364	$—

Supplemental Information
FIVE STAR SENIOR LIVING INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. Five Star believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors gain a better understanding of changes in Five Star’s operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors make comparisons between Five Star and other companies on both a GAAP and a non-GAAP basis. Five Star believes that EBITDA and Adjusted EBITDA are meaningful financial measures that may help investors better understand its financial performance, including by allowing investors to compare Five Star’s performance between periods and to the performance of other companies. EBITDA and Adjusted EBITDA are used by management to evaluate Five Star’s financial performance and compare Five Star’s performance over time and to the performance of other companies. Five Star calculates EBITDA and Adjusted EBITDA as shown below. These measures should not be considered as alternatives to net income (loss) or operating income (loss), as indicators of Five Star’s operating performance or as measures of Five Star’s liquidity. Also, EBITDA and Adjusted EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.

Five Star believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to Five Star’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net loss for the three months and years ended December 31, 2018 and 2017.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net loss	$(23,658)	$(1,006)	$(74,083)	$(20,902)
Add (less):
Interest and other expense	1,245	1,108	3,018	4,308
(Benefit) provision for income taxes (1)	(27)	(3,206)	247	(4,536)
Depreciation and amortization expense	8,965	9,152	35,939	38,192
Interest, dividend and other income	(241)	(206)	(818)	(765)
EBITDA	(13,716)	5,842	(35,697)	16,297
Add (less):
Long lived asset impairment	96	1,584	461	2,112
Costs related to compliance assessment	—	1,546	(106)	1,546
Severance, net (2)	756	—	756	—
Employee litigation matter	—	345	605	345
Litigation recovery	—	—	—	(800)
Gain on sale of senior living communities	—	(7,258)	(7,131)	(7,258)
Gain on early extinguishment of debt	—	—	—	(143)
Adjusted EBITDA	$(12,864)	$2,059	$(41,112)	$12,099

(1)  2017 data includes Five Star's monetization of alternative minimum tax credits.
(2) Represents an aggregate $1.7 million of severance costs related to two former executive officers, net of $0.9 million of previously accrued compensation and benefits expense related to these former employees.

Supplemental Information
FIVE STAR SENIOR LIVING INC.
SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Senior living revenue:
Independent and assisted living community revenue (owned)	$18,456	$23,703	$76,040	$95,148
Independent and assisted living community revenue (leased)	108,669	108,330	431,461	434,111
Continuing care retirement community revenue (leased)	97,473	97,631	387,184	391,364
Skilled nursing facility revenue (leased) (2)	42,229	41,389	164,290	170,717
Ageility physical therapy revenue	9,469	8,185	35,429	30,836
Total senior living revenue	$276,296	$279,238	$1,094,404	$1,122,176

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)	$8,722	$9,973	$34,504	$39,664
Independent and assisted living community wages and benefits (leased)	50,591	46,790	194,652	186,434
Continuing care retirement community wages and benefits (leased)	51,054	49,547	202,556	199,141
Skilled nursing facility wages and benefits (leased)	28,485	27,236	110,113	108,053
Ageility physical therapy wages and benefits	6,654	5,719	24,243	20,972
Insurance and other (3)	(1,160)	(1,365)	(2,805)	(3,168)
Total senior living wages and benefits	$144,346	$137,900	$563,263	$551,096

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned)	$5,447	$6,500	$22,450	$25,344
Independent and assisted living community other operating expenses (leased)	29,722	27,732	115,904	108,676
Continuing care retirement community other operating expenses (leased)	27,225	25,591	108,931	102,994
Skilled nursing facility other operating expenses (leased) (4)	11,209	11,744	48,065	46,752
Ageility physical therapy other operating expenses	938	622	2,848	2,048
Insurance and other (3)	396	2,176	3,041	7,611
Total other senior living operating expenses	$74,937	$74,365	$301,239	$293,425

(1) Excludes data for managed communities.
(2) Skilled nursing facility revenue (leased) for the year ended December 31, 2018 includes a $0.1 million reversal of estimated revenue reserves related to the Compliance Assessment. Skilled nursing facility revenue (leased) for the three months and year ended December 31, 2017 includes an estimated $0.9 million revenue reserve related to the Compliance Assessment.
(3) Insurance and other expenses primarily relate to Five Star's captive insurance company subsidiary, which mainly participates in Five Star's workers' compensation and professional and general liability insurance programs. Credit balances in senior living wages and benefits for insurance and other represent premiums earned by Five Star's captive insurance company subsidiary in excess of expenses recorded in the applicable period.
(4) Skilled nursing facility other operating expenses (leased) for the three months and year ended December 31, 2017 includes $0.7 million expense for estimated penalties, compliance costs and professional fees related to the Compliance Assessment.

Supplemental Information
FIVE STAR SENIOR LIVING INC.
COMPARABLE SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, (2)		December 31, (3)
	2018	2017	2018	2017
Senior living revenue:
Independent and assisted living community revenue (owned)	$18,456	$18,525	$73,563	$73,961
Independent and assisted living community revenue (leased)	108,669	108,330	431,461	434,111
Continuing care retirement community revenue (leased)	97,473	97,631	387,184	391,364
Skilled nursing facility revenue (leased)(4)	42,228	39,632	161,227	163,200
Ageility physical therapy revenue	7,631	8,100	28,027	29,250
Total senior living revenue	$274,457	$272,218	$1,081,462	$1,091,886

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)	$8,729	$8,131	$33,611	$32,357
Independent and assisted living community wages and benefits (leased)	50,591	46,790	194,652	186,434
Continuing care retirement community wages and benefits (leased)	51,054	49,547	202,556	199,141
Skilled nursing facility wages and benefits (leased)	28,485	26,112	108,065	103,160
Ageility physical therapy wages and benefits	5,357	5,645	19,218	19,865
Insurance and other (5)	(1,160)	(1,365)	(2,805)	(3,168)
Total senior living wages and benefits	$143,056	$134,860	$555,297	$537,789

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned)	$5,480	$5,147	$21,548	$19,998
Independent and assisted living community other operating expenses (leased)	29,722	27,732	115,904	108,676
Continuing care retirement community other operating expenses (leased)	27,225	25,591	108,931	102,994
Skilled nursing facility other operating expenses (leased) (6)	11,173	11,180	46,901	44,112
Ageility physical therapy other operating expenses	764	563	2,296	1,827
Insurance and other (5)	396	2,176	3,041	7,611
Total other senior living operating expenses	$74,760	$72,389	$298,621	$285,218

(1)   Excludes data for managed communities.
(2)   Includes data for senior living communities that Five Star has owned or leased continuously since October 1, 2017.
(3)  Includes data for senior living communities that Five Star has owned or leased continuously since January 1, 2017.
(4)  Skilled nursing facility revenue (leased) for the year ended December 31, 2018 includes a $0.1 million reversal of estimated revenue reserves related to the Compliance Assessment. Skilled nursing facility revenue (leased) for the three months and year ended December 31, 2017 includes an estimated $0.9 million revenue reserve related to the Compliance Assessment.
(5) Insurance and other expenses primarily relate to Five Star's captive insurance company subsidiary, which mainly participates in Five Star's workers' compensation and professional and general liability insurance programs. Credit balances in senior living wages and benefits for insurance and other represent premiums earned by Five Star's captive insurance company subsidiary in excess of expenses recorded in the applicable period.
(6) Skilled nursing facility other operating expenses (leased) for the three months and year ended December 31, 2017 includes $0.7 million expense for estimated penalties, compliance costs and professional fees related to the Compliance Assessment.

Supplemental Information
FIVE STAR SENIOR LIVING INC.
SENIOR LIVING OTHER OPERATING DATA
(unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Independent and assisted living communities (owned):(1)
Number of communities (end of period)	20	20	20	22	24
Number of units (end of period)	2,108	2,108	2,108	2,259	2,474
Occupancy(2)	82.3%	81.5%	81.1%	80.7%	82.7%
Avg. monthly rate(3)	$3,458	$3,442	$3,392	$3,464	$3,408

Independent and assisted living communities (leased):
Number of communities (end of period)	128	128	128	128	128
Number of units (end of period)	10,520	10,520	10,519	10,510	10,507
Occupancy(2)	84.2%	83.7%	83.6%	83.4%	84.4%
Avg. monthly rate(3)	$3,991	$3,991	$4,024	$4,070	$3,978

Continuing care retirement communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(4)	7,117	7,157	7,158	7,158	7,159
Occupancy(2)	82.9%	81.3%	80.6%	81.5%	81.8%
Avg. monthly rate(3)	$5,383	$5,427	$5,433	$5,584	$5,433

Skilled nursing facilities (leased):
Number of communities (end of period)	29	29	29	30	30
Number of units (end of period)(5)	2,505	2,505	2,505	2,602	2,602
Occupancy(2)	77.9%	76.9%	74.7%	75.7%	77.8%
Avg. monthly rate(3)	$7,049	$6,874	$6,926	$6,951	$6,721

Total senior living communities (owned and leased):
Number of communities (end of period)	208	208	208	211	213
Number of units (end of period)	22,250	22,290	22,290	22,529	22,742
Occupancy(2)	82.9%	82.0%	81.4%	81.7%	82.6%
Avg. monthly rate(3)	$4,710	$4,701	$4,709	$4,796	$4,653

Managed communities:(1)
Number of communities (end of period)	76	75	75	72	70
Number of units (end of period)(6)	9,766	9,515	9,510	9,258	9,043
Occupancy(2)	86.5%	86.7%	86.1%	86.0%	86.0%
Avg. monthly rate(3)	$4,149	$4,164	$4,242	$4,301	$4,254

Other ancillary services:
Number of ageility physical therapy inpatient clinics (end of period)	47	47	47	47	47
Number of ageility physical therapy outpatient clinics (end of period)	128	120	111	108	92
Number of home health communities served (end of period)	10	12	12	12	15

(1)  Occupancy and average monthly rate for the three months ended December 31, 2017, March 31, 2018 and June 30, 2018 include data for the senior living communities that were sold to SNH during those periods as owned until the time of sale and as managed from the time of sale through the end of such periods.
(2)  Includes living units categorized as in service. As a result, the number of living units may change from period to period for reasons other than the acquisition or disposition of senior living communities.
(3)   Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenues for senior living services divided by occupied units during the period, and multiplying it by 30 days.
(4) Includes 1,916 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(5) Includes 76 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.
(6) Includes 427 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information
FIVE STAR SENIOR LIVING INC.
PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUE(1)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Independent and assisted living communities (owned):
Private and other sources	98.7%	99.2%	98.7%	99.0%
Medicaid	1.3%	0.8%	1.3%	1.0%
Total	100.0%	100.0%	100.0%	100.0%

Independent and assisted living communities (leased):
Private and other sources	98.8%	98.9%	98.9%	99.0%
Medicaid	1.2%	1.1%	1.1%	1.0%
Total	100.0%	100.0%	100.0%	100.0%

Continuing care retirement communities (leased):
Private and other sources	74.3%	74.1%	74.1%	73.9%
Medicare	17.5%	18.4%	18.1%	19.0%
Medicaid	8.2%	7.5%	7.8%	7.1%
Total	100.0%	100.0%	100.0%	100.0%

Skilled nursing facilities (leased):
Private and other sources	22.0%	19.1%	21.0%	21.7%
Medicare	17.1%	18.9%	18.2%	20.5%
Medicaid	60.9%	62.0%	60.8%	57.8%
Total	100.0%	100.0%	100.0%	100.0%

Total senior living communities (owned and leased):
Private and other sources	77.7%	77.7%	77.7%	77.8%
Medicare	9.1%	9.5%	9.4%	10.0%
Medicaid	13.2%	12.8%	12.9%	12.2%
Total	100.0%	100.0%	100.0%	100.0%

(1) Excludes data for managed communities.

(end)